SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): MAY 17, 1998

                            FIRST CHARTER CORPORATION
                            -------------------------
             (Exact name of registrant as specified in its charter)

NORTH CAROLINA                          0-15829                  56-1355866
--------------                          -------                  -----------
(State or other                     (Commission              (IRS Employer
jurisdiction of                             File number)    Identification No.)
incorporation)

                 22 Union Street North, Concord, North Carolina
                 ----------------------------------------------
       28025 (Address, including zip code, of principal executive office)

                                 (704) 786-3300
                                  -------------
              (Registrant's telephone number, including area code)



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ITEM 5.   OTHER EVENTS

         On May 17, 1998 First Charter Corporation ("FCC") and HFNC Financial Corp. ("HFNC") entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which HFNC will be merged with and into FCC. The Boards of Directors of FCC and HFNC approved the Merger Agreement and the transactions contemplated thereby at separate meetings held on May 17, 1998.

         In accordance with the terms of the Merger Agreement, FCC will acquire HFNC pursuant to the merger (the "Merger") of HFNC with and into FCC, with FCC as the surviving entity resulting from the Merger.

         Upon consummation of the Merger, each share of the $.01 par value common stock of HFNC ("HFNC Common Stock") (excluding shares held by any HFNC company or any FCC company, in each case other than in a fiduciary capacity or as a result of debts previously contracted) issued and outstanding at the effective time of the Merger (the "Effective Time") shall be converted into .57 (subject to possible adjustment as described below, the "Exchange Ratio") of a share of the no par value common stock of FCC ("FCC Common Stock").

         In addition, at the Effective Time, each award, option, or other right to purchase or acquire shares of HFNC Common Stock pursuant to stock options, stock appreciation rights, or stock awards granted by HFNC under the HFNC stock plans, which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to FCC Common Stock on a basis that reflects the Exchange Ratio.

         The Merger is intended to constitute a tax free transaction under the Internal Revenue Code of 1986, as amended, and be accounted for as a pooling of interests.

         Consummation of the Merger is subject to various conditions including:
(i) receipt of the approval by the stockholders of HFNC and FCC; (ii) receipt of certain federal and state regulatory approvals; (iii) receipt of opinions of counsel to each of FCC and HFNC as to the tax free nature of certain aspects of the Merger; (iv) receipt of letters from the respective independent accountants of FCC and HFNC to the effect that the Merger will qualify for pooling of interests accounting treatment; and (v) satisfaction of certain other conditions.

         Under the Merger Agreement, HFNC has the right to terminate the Merger Agreement if the Average Closing Price (as defined below) of FCC Common Stock
(i) is less than 0.80 times the Starting Price (as defined below) and (ii) reflects a decline, on the Determination Date (as defined below) of more than 15% below a weighted index of the stock prices of a group of 21 bank holding companies designated in the Merger Agreement. In the event that HFNC gives notice of its intention to terminate the Merger Agreement based on such provision, FCC has the right, within five days of FCC's receipt


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of such notice, to elect to adjust the Exchange Ratio in accordance with the terms of the Merger Agreement, and, thereby remove HFNC's right to terminate.

         For purposes of the Merger Agreement, the Average Closing Price means the average of the daily last sales prices of FCC Common Stock as reported on the Nasdaq NMS (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as chosen by FCC) for the ten consecutive full trading days in which such share are traded on the Nasdaq NMS ending at the close of trading on the Determination Date. The Determination Date means the later of (i) the date on which is received the consent of the federal regulatory authority having jurisdiction over the Merger and the Bank Merger (without regard to any waiting period thereof) to the Merger and the Bank Merger and (ii) the date of approval by the stockholders of HFNC and FCC of the Merger and related matters as described above.

         For purposes of the Merger Agreement, the Starting Price means the last sale price of FCC Common Stock as reported on the Nasdaq NMS (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as chosen by FCC) on May 15, 1998, the last full trading day preceding the announcement by press release of the Merger.

         In connection with executing the Merger Agreement, FCC and HFNC entered into reciprocal stock option agreements (the "Stock Option Agreements") pursuant to which (i) HFNC granted to FCC an option to purchase up to 3,421,300 shares of HFNC Common Stock (representing 19.9% of the outstanding shares of HFNC Common Stock without giving effect to the exercise of the option), at a purchase price of $13.625 per share and (ii) FCC granted to HFNC an option to purchase up to 1,859,970 shares of FCC Common Stock (representing 19.9% of the outstanding shares of FCC Common Stock without giving effect to the exercise of the option), at a purchase price of $28.00 per share, in each case, upon certain terms and in accordance with certain conditions. Under the terms of each of the Stock Option Agreements, the Total Profit (as defined in the Stock Option Agreements) and the Notional Total Profit (as defined in the Stock Option Agreements) that a holder may realize under each Stock Option Agreement, as a result of exercising the option may not exceed $7.5 million.

         FCC has offered to elect all members of HFNC's Board of Directors to FCC's Board of Directors to serve until the 1999 annual meeting of stockholders (the "1999 Annual Meeting"). At the 1999 Annual Meeting, FCC will nominate H. Joe King, Jr., John H. McCaskill, and Lewis H. Parham, Jr. for election to the Board of Directors of FCC. In addition, at the first regularly scheduled meeting of the Board of Directors of FCC following the Effective Time, H. Joe King, Jr. will be elected Chairman of the Board of FCC and J. Roy Davis will elected Vice Chairman of the Board of Directors of FCC. Messrs. King and Davis shall continue in such positions until the 1999 Annual Meeting, at which time Mr. King will be elected Chairman Emeritus and Mr. Davis will be elected Chairman of the Board of Directors of FCC.


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         The Merger Agreement and the Merger will be submitted for approval at separate meetings of the stockholders of HFNC and FCC. As soon as reasonably practicable after execution of the Merger Agreement, FCC will file a Registration Statement with the Securities and Exchange Commission (the "SEC") in connection with the issuance of shares of FCC Common Stock upon consummation of the Merger. In connection with the stockholder meetings, FCC and HFNC will prepare and file with the SEC a joint proxy statement and mail such joint proxy statement to their respective stockholders.

         A copy of the joint news release (the "New Release") relating to the Merger is being filed as Exhibit 99.1 to this report and is incorporated herein by reference. In addition, FCC has prepared certain materials that have been delivered to certain analysts ("Analyst Materials").The News Release and the Analysts Materials contain, among other things, forward-looking statements regarding each of FCC, HFNC, and the combined company following the Merger, including statements relating to cost savings, enhanced revenues, and accretion to reported earnings that may be realized from the Merger. Such forward looking statements involve certain risks and uncertainties, including a variety of factors that may cause FCC's actual results to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. Factors that might cause such a difference include, but are not limited to: (i) expected cost savings from the Merger may not be fully realized within the expected time frame; (ii) revenues following the Merger may be lower than expected, or deposit attrition, operating costs, or customer loss and business disruption following the Merger may be greater than expected; (iii) competitive pressures among depository and other financial institutions may be increased significantly; (iv) costs or difficulties related to the integration of the business of FCC and HFNC may be greater than expected; (v) changes in the interest rate environment may reduce margins; (vi) general economic or business conditions, either nationally or in the states where FCC does business, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality or a reduced demand for credit; (vii) legislative or regulatory changes may adversely affect the business in which FCC is engaged; and (viii) changes may occur in the securities markets. Additional information with respect to factors that may cause actual results to differ materially from those contemplated by such forward looking statements is included in FCC's current and subsequent filings with the SEC.


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                                    SIGNATURE
                                    ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    FIRST CHARTER CORPORATION
                                             (Registrant)


                                    By: /s/ Robert O. Bratton
                                        ---------------------------------------
                                         Robert O. Bratton
                                         Executive Vice President and Principal
                                            Financial and Accounting Officer

Date:  May 28, 1998

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                                INDEX TO EXHIBITS
                                 ----------------

EXHIBIT                                                         PAGE NO.
-------                                                       ----------

99.1            Joint News Release..........................................


99.2            Analyst Materials...........................................


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